UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19, 2015

Willamette Valley Vineyards, Inc.

(Exact name of Company as specified in its charter)

Oregon	0-21522	93-0981021
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8800 Enchanted Way SE
Turner, OR 97392

(Address of principal executive offices)

(503) 588-9463

 Registrant’s telephone number, including area code

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 19, 2015, the Board of Directors (the “Board”) of Willamette Valley Vineyards, Inc. (the “Company”) approved amended and restated Bylaws (the “Amended Bylaws”), which are effective as of November 19, 2015.  The amendments provide for the following:

•	Provides that a special meeting of the shareholders may be called at the request of holders of not less than half of all the outstanding shares of the Company entitled to vote at the meeting.

•
Provides the Company increased flexibility to reject a vote, consent, waiver or proxy appointment if it has reasonable doubt that the shareholder acquired and held the shares in a manner that was compliant with all applicable state and federal securities laws, rules, and regulations.

•
Adjusts the terms of members of the board to three years and divides Board membership into three groups with staggered terms.  The number of directors in each group will be apportioned as equal as possible.  Effective with the adoption of the Amended Bylaws, Group I will hold office until the next annual meeting subsequent to adoption.  Group II will hold office until the second annual meeting subsequent to adoption and Group III will hold office until the third annual meeting subsequent to adoption.  Any director elected to fill a vacancy will serve until the next election of the group for which the director was chosen.

•
Provides that any member of the board, or the entire board, may be removed from office only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of capital stock entitled to vote.

The foregoing summary of the amendments is qualified in its entirety by reference to the Amended Bylaws, which are attached hereto as Exhibit 3.1 and are incorporate herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 3.1     Amended and Restated Bylaws of Willamette Valley Vineyards, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLAMETTE VALLEY VINEYARDS, INC.

Date: November 19, 2015	By:	/s/ JAMES W. BERNAU
James W. Bernau
President